                                                                 Exhibit 99.12

                                   CONOCO INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P              FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                               _________ ___, 2002
R
       The enclosed material relates to shares of Conoco Inc. held in your
O account(s) in the Thrift Plan for Employees of Conoco Inc., the Thrift Plan for Retail Employees of Conoco Inc. (the "Thrift Plans") or your
X Conoco American Century Brokerage Account. As Trustee of the Thrift Plans and the Conoco American Century Brokerage Account, Retirement Plan
Y Services will vote your shares in accordance your instructions. An independent fiduciary for the Thrift Plans will vote in its discretion all shares held in the Thrift Plans for which no voting instructions are received by ______ __, 2002.

       The enclosed "proxy" will be used solely as your instructions to Retirement Plan Services as to how your shares should be voted. Please execute and return your instructions to the Trustee by _________ __, 2002, by Internet, by telephone or in the postage-paid envelope included.

       If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:


______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
                                                                   SEE REVERSE
                                                                      SIDE


______________________________________________________________________________
                            o FOLD AND DETACH HERE o

         PLEASE MARK YOUR
[X]      VOTES AS IN THIS
         EXAMPLE.


THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

                                                        FOR   AGAINST   ABSTAIN
1.  Adopt the Agreement and Plan of Merger dated as     [ ]     [ ]       [ ]
    of November 18, 2001 as amended from time to time, by and among Conoco, Phillips Petroleum Company, a Delaware corporation, CorvettePorsche Corp., a Delaware corporation, which was renamed
    "ConocoPhillips" and which we refer to as New
    Parent, Corvette Merger Corp. (which was renamed
    C Merger Corp.), a Delaware corporation and a wholly owned subsidiary of New Parent, and Porsche Merger Corp., (which was renamed P Merger
    Corp.) a Delaware corporation and a wholly owned subsidiary of New Parent.






                                          Check this box if you have
                                          comments or change of address    [ ]
                                          and use the back of this card.


SIGNATURE(S)_______________________________________________ DATE _____________
Sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a Corporation, please give full corporate name by authorized officer. If you are voting by mail, please sign, date and return the proxy card promptly using the enclosed envelope.
______________________________________________________________________________
                            o FOLD AND DETACH HERE o

                                  [CONOCO LOGO]

                 CONOCO INC. - SPECIAL MEETING - _____ __, 2002